Exhibit 4.12
CERTIFICATE OF TRUST OF
MAX CAPITAL TRUST I
     THIS CERTIFICATE OF TRUST of Max Capital Trust I (the “Trust”), dated August 10, 2007, is being duly executed and filed by C T Corporation Staffing, Inc., a Delaware corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.).
     1. Name. The name of the statutory trust formed hereby is Max Capital Trust I.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is C T Corporation Staffing, Inc., 1209 Orange Street, Wilmington, Delaware 19801.
     3. Effective Date. This Certificate of Trust shall be effective as of the date filed.
     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

C T CORPORATION STAFFING, INC., as trustee

By:	/s/ Jennifer A. Schwartz
Name:	Jennifer A. Schwartz

Title:	Assistant Vice President

/s/ Peter Minton

as Regular Trustee
Name:	Peter Minton

/s/ Joseph Roberts

as Regular Trustee
Name:	Joseph Roberts